UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 20, 2011

America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19673	51-0332317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 373-3100

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events

On January 20, 2011, America Service Group Inc. (“the Company”) announced that Public Health Trust/ Jackson Health System notified the Company’s operating subsidiary, Prison Health Services, Inc., (“PHS”), of its invitation to commence with negotiations to complete a contract to provide correctional healthcare services for inmates under the custody and control of the Miami-Dade County Corrections and Rehabilitation Department.

The contract, which with all extension opportunities (which must be mutually agreed upon) could run for up to eleven years, will cover approximately 6,100 inmates under the custody and control of the Miami-Dade County Corrections and Rehabilitation Department.  Services are anticipated to commence approximately 60 days from the execution of a definitive agreement between the parties and generate annual revenues in a range of approximately $65 to $69 million for the first contract year.  The anticipated contract between Public Health Trust/ Jackson Health System and PHS remains subject to successful negotiation and execution of a definitive agreement between the parties.

A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)  Exhibits:

99.1      Press Release dated January 20, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.

Date:	January 20, 2011	By:	/s/	Michael W. Taylor
Michael W. Taylor
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

99.1	Press Release dated January 20, 2011.